UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 27, 2019
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2019, Steven Madden, Ltd. (the “Company”) entered into a new employment agreement with Amelia Newton Varela (the “Varela Employment Agreement”) pursuant to which Ms. Varela will continue to serve as the President of the Company. The Varela Employment Agreement, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Ms. Varela’s prior employment agreement, which expired by its terms on December 31, 2019.

The term of the Varela Employment Agreement commenced on January 1, 2020 and will continue for a term of three years through December 31, 2022, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Varela Employment Agreement, Ms. Varela will receive an annual base salary during the term of $700,000 for the calendar year 2020, $725,000 for the calendar year 2021, and $750,000 for the calendar year 2022 and an annual automobile allowance of $15,000 in each year of the term. In addition, on January 2, 2020, pursuant to the Varela Employment Agreement, Ms. Varela was granted 27,000 restricted shares of the Company’s common stock, with a par value of $0.0001 per share, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2020.

In addition, the terms of the Varela Employment Agreement entitle Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2020, 2021 and 2022 in an amount equal to 2% of the increase, if any, in the Company’s total earnings before interest and taxes (“EBIT”) for each such year over the Company’s total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business acquired by the Company after January 1, 2020, will not be included in the calculation for the purpose of determining Ms. Varela’s annual bonus. Ms. Varela’s annual bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned.

Pursuant to the terms of the Varela Employment Agreement, the Company may terminate Ms. Varela’s employment for Cause (as defined in the Varela Employment Agreement), in which event Ms. Varela would be entitled to receive only her accrued and unpaid base salary through the date of termination. In the event Ms. Varela's employment is terminated by the Company without Cause, Ms. Varela would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if Ms. Varela’s employment is terminated by the Company without Cause during the period commencing 30 days prior to a Change of Control (as defined in the Varela Employment Agreement) and ending 180 days after such Change of Control, Ms. Varela would be entitled to receive a cash payment within ten days of the date of her termination or resignation of employment in an amount equal to two and one-half times (i) the annual base salary to which she was entitled as of the date of termination of employment plus (ii) the average cash bonus that she received for the preceding three years ending on the last previous December 31; provided, however, that Ms. Varela’s severance payment will be reduced to the maximum amount that is deductible to the Company under Section 280G of the Internal Revenue Code if the reduction would provide Ms. Varela the best after-tax result.

The foregoing description of the Varela Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On December 27, 2019, the Company also entered into an employment agreement with Awadhesh Sinha, the Company’s Chief Operating Officer (the “Sinha Employment Agreement”) pursuant to which Mr. Sinha will continue to serve as Chief Operating Officer of the Company. The Sinha Employment Agreement, the full text of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Mr. Sinha’s prior employment agreement, the initial term of which expired on December 31, 2019.

The term of the Sinha Employment Agreement commenced on January 1, 2020 and will continue for a term of two years through December 31, 2021, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Sinha Employment Agreement, Mr. Sinha will receive an annual base salary during the term of $745,000 for the calendar year 2020, and $702,000 for the calendar year 2021 and an annual automobile allowance of $22,500 in each year of the term. In addition, the Company will pay term life insurance premiums on Mr. Sinha's behalf in the amount of approximately $11,000 per year less deductions required to be withheld by applicable laws and regulations. Also, pursuant to the terms of the Sinha Employment Agreement, on January 2, 2020, Mr. Sinha was granted 11,598 restricted shares of the Company’s common stock, with a par value of $0.0001 per share, which will vest in two equal installments on December 15, 2020 and December 15, 2021.

In addition, the terms of the Sinha Employment Agreement entitle Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2020 and 2021 in an amount equal to 2% of the increase in the Company's earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for each such year over the Company’s EBITDA for the immediately preceding year, EBITDA of the Company that is attributable to any business acquired by the Company after January 1, 2020 will not be included for the purpose of determining Mr. Sinha’s bonus until the next fiscal quarter following the date of the business acquisition; provided that the Company's prior year EBITDA will be adjusted to include EBITDA attributable to the acquired business for the comparable quarters in the prior year on a pro forma basis assuming the Company had owned the acquired business.

The Company will have the right, upon a determination of the Company's Board of Directors, to claw back any bonus or incentive-based compensation that was based on either (i) materially inaccurate financial statements or any other materially inaccurate performance metric criteria or (ii) financial statements or performance metrics that subsequently are restated or revised based upon the advice and recommendation of the Company's auditors. The clawback period will be limited to three years after the incentive compensation is paid or awarded, unless the clawback is based on Mr. Sinha's fraud or intentional misconduct.

The Company may terminate Mr. Sinha’s employment for Cause (as defined in the Sinha Employment Agreement) in which event Mr. Sinha would be entitled to receive only his accrued and unpaid compensation through the date of termination. The Sinha Employment Agreement provides that in the event Mr. Sinha’s employment is terminated by the Company without Cause or by the resignation of Mr. Sinha for Good Reason (as defined in the Sinha Employment Agreement), Mr. Sinha would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of (i) the remainder of the term or (ii) six months. In addition, if Mr. Sinha’s employment is terminated by the Company without Cause or by the resignation of Mr. Sinha for Good Reason during the period commencing 120 days prior to a Change of Control (as defined in the Sinha Employment Agreement) and ending 90 days after a Change of Control, Mr. Sinha would be entitled to receive a cash payment within ten days of the date of his termination or resignation of employment in an amount equal to two and one-half times (i) the annual base salary to which he was entitled as of the date of termination of employment plus (ii) the average cash bonus that he received for the preceding three years ending on the last previous December 31; provided, however, that Mr. Sinha’s severance payment will be reduced to the maximum amount that is deductible to the Company under Section 280G of the Internal Revenue Code if the reduction would provide Mr. Sinha the best after-tax result.

The foregoing description of the Sinha Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sinha Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Employment Agreement, dated as of January 1, 2020, between the Company and Amelia Newton Varela.

10.2	Employment Agreement, dated as of January 1, 2020, between the Company and Awadhesh Sinha.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2020

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer